South Carolina Electric & Gas Company
                               Name of Corporation

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


TYPE OR PRINT CLEARLY IN BLACK INK


Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is South Carolina Electric & Gas Company

2.       Date of Incorporation July 19, 1924

3.       Agent's Name and Address   H. Thomas Arthur, 1426 Main Street,
                                    Columbia, SC 29201
                                 --------------------------------------------

4. On February 19, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

                           See the attached Exhibit A.




5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                 Not applicable




6. Complete either "a" or "b", whichever is applicable.

         a. Amendment(s) adopted by shareholder action.
                  At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

           Number of    Number of        Number of Votes   Number of Undisputed*
  Voting   Outstanding  Votes Entitled    Represented at          Shares
  Group    Shares       to be Cast        the Meeting        For   or   Against
  -----    ------       ----------        -----------        ------------------

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

         b. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to
                  Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                  Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)



Date:    February 26, 2004                South Carolina Electric & Gas Company
     -------------------------------      --------------------------------------
                                               Name of Corporation

                                               /s/ Lynn M. Williams
                                               ---------------------------------
                                               Signature

                                               Lynn M. Williams, Secretary
                                               Type or Print Name and Office








                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

     Filing Fee                                      $ 10.00
     Filing tax                                       100.00
                                                      ------
     Total                                           $110.00

     Return to:   Secretary of State
               P.O. Box 11350
               Columbia, SC 29211

                       EXHIBIT A TO ARTICLES OF AMENDMENT
                                       OF
                      SOUTH CAROLINA ELECTRIC & GAS COMPANY


4. On February 19, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

         (a) The amount of the stated capital of the corporation, after giving effect to the cancellation of all shares of the corporation's preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation's articles of incorporation, may not be reissued, is $297,112,861.50.

         (b) The reduction of the number of shares which the corporation has authority to issue is 1,793,200, itemized by class and series as follows:

                   Class                             Series      No. of Shares

 Cumulative Preferred Stock ($50 par value)          6%               3,200
 Serial Preferred Stock ($50 par value) (1 vote)     -----          640,000
 Serial Preferred Stock ($100 par value) (1 vote)    -----          750,000
 Serial Preferred Stock ($50 par value) (1/2 vote)   -----          400,000
                                                               -------------
                                                               -------------
                                                                  1,793,200

         (c) The number of shares which the corporation has authority to issue, after giving effect to the cancellation of all shares of the corporation's preferred stock that have been acquired by the corporation through the date of these articles of amendment and that, pursuant to the corporation's articles of incorporation, may not be reissued, is 53,615,604, itemized by class and series as follows:

                   Class                                        Series                      No. of Shares

 Cumulative Preferred Stock ($50 par value)                     5%                                   125,209
          "               "           "               "         4.50%                                  6,797
          "               "           "               "         4.60% (Series A)                      10,237
          "               "           "               "         5.125%                                64,000
          "               "           "               "         4.60% (Series B)                      50,637
          "               "           "               "         6%                                    58,724
          "               "           "      ($100 par value)   6.52%                              1,000,000
 Serial Preferred Stock ($25 par value) (1/4 vote)              -----                              2,000,000
 Serial Preferred Stock ($50 par value) (1/2 vote)              -----                                300,000
 Common Stock ($4.50 par value)                                 -----                             50,000,000
                                                                                         --------------------
                                                                                         --------------------
                                                                                                  53,615,604
